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                                                              Exhibit 99.(a)(ix)

                        LEGG MASON INVESTORS TRUST, INC.

                              ARTICLES OF AMENDMENT

       Legg Mason Investors Trust, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST:     On May 13, 2004, the Board of Directors of Legg Mason
Investors Trust, Inc. ("Board"), a Maryland Corporation ("Corporation") organized on May 5, 1993, under authority contained in the Corporation's Articles of Incorporation, as amended and supplemented ("Charter"), renamed all "Legg Mason Financial Services Fund - Class A Shares" as "Legg Mason Financial Services Fund - Financial Intermediary Class Shares" effective August 1, 2004, pursuant to Section 2-605 of the Maryland General Corporation Law.

       SECOND:    The foregoing amendment was approved by a majority of the
entire Board of Directors of the Corporation and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

       THIRD:     The Corporation is registered as an open-end investment
company under the Investment Company Act of 1940.

       FOURTH:    The undersigned Vice President and Treasurer of the
Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Treasurer acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

       IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Vice President and Treasurer and attested to by its Assistant Secretary on July 8, 2004.

ATTEST:                                     LEGG MASON INVESTORS TRUST, INC.


By:                                         By:
      -------------------------                   -------------------------
      Richard Wachterman                          Marie K. Karpinski
      Assistant Secretary                         Vice President and Treasurer